UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                   FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                  THE SECURITIES AND EXCHANGE ACT OF 1934

       Date of report (Date of Earliest Event Reported:  (1-30-98)

                    GENERAL MOTORS ACCEPTANCE CORPORATION
                    -------------------------------------
              (Exact name of registrant specified in its charter)

                                    Delaware
       ------------------------------------------------------------
      (State or other jurisdiction of incorporation or organization)

          1-3754                                 38-0572512
   --------------------               ----------------------------------
  (Commission File No.)              (I.R.S. Employer Identification No.)

        3044 West Grand Boulevard, Detroit, Michigan        48202
        --------------------------------------------        -----

                                 313-556-1508
           --------------------------------------------------
          (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS


                         GMAC Credit Ratings Upgraded
                         ----------------------------



On January 27, 1998 Standard & Poor's (S&P), raised the credit ratings of the Company and its parent, General Motors Corporation (GM).

The S&P rating of the Company's senior debt was upgraded from A- to A, sixth highest among ten investment grade ratings available. The A rating is assigned to bonds considered to have a strong capacity to pay interest and repay principal.

The Company's commercial paper was upgraded from A-2 to A-1, the second highest of four ratings, reflecting that the degree of safety regarding timely payment is very strong for senior short-term debt obligations and assured ability to access alternative sources of liquidity. Additional repayment characteristics of debt issues receiving this premium rating include leading market position in a well established industry, high rates of return on funds employed, and broad margins in earnings coverage of fixed financial charges.

The Company is pleased with the upgraded ratings as it expects to benefit from increased competitiveness resulting from enhanced financial flexibility and lower borrowing costs.

At this date, the Company is not under review by any of the nationally recognized statistical rating agencies. Additional disclosures regarding credit ratings are provided on Pages 14 and 15 of the Company's Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Commission March 14, 1997.


                                  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf the undersigned hereunto duly authorized.



                                     GENERAL MOTORS ACCEPTANCE CORPORATION
                                     -------------------------------------
                                                  (Registrant)




Dated:     January 28, 1998          By
           ----------------
                                     s/  Gerald E. Gross
                                     -------------------------------------
                                     Gerald E. Gross, Comptroller